THIRD AMENDMENT TO
                      THE CONNECTICUT NATURAL GAS CORPORATION
                           OFFICERS RETIREMENT PLAN AND
                    DEFERRED COMPENSATION PLAN TRUST AGREEMENT


         THIS AMENDMENT is made and entered into this 12th day of September, 1995, by and between CONNECTICUT NATURAL GAS CORPORATION, a Connecticut corporation with its principal office in Hartford, Connecticut (hereinafter referred to as the "Company") and FLEET BANK, N.A., a bank with trust powers having a principal place of business in Hartford, Connecticut (hereinafter referred to as the "Trustee"),

                               W I T N E S S E T H :

         WHEREAS, by Agreement dated January 9, 1989 (the "Agreement"), the Company and The Connecticut Bank and Trust Company, N.A. entered into an Agreement entitled The Connecticut Natural Gas Corporation Officers Retirement Plan Trust Agreement; and

         WHEREAS, Fleet Bank, N.A. has succeeded to the trust business of The Connecticut Bank and Trust Company, N.A., and is currently serving as Trustee; and

         WHEREAS, the parties entered into a First Amendment to the Agreement dated August 5, 1993 which, among other things, renamed the Agreement; and

         WHEREAS, the parties entered into a Second Amendment to the Agreement dated February 17, 1995; and

         WHEREAS, the parties reserved the right to amend the Agreement in
   Article X, Section 10.1 thereof, subject to the conditions set forth therein; and

         WHEREAS, the Company wishes to amend the Agreement in the particulars set forth below;

         NOW, THEREFORE, the Company and the Trustee agree as follows:

         1.    The following new Section 4.4 is added to the Agreement:

               "4.4  Notwithstanding any other provision of this Agreement to the contrary, as soon as practicable following a Change of Control, the Company shall calculate the maximum aggregate amount required under the Plans to satisfy the liability to all Participants (and beneficiaries) who may be entitled to payments under the Plans as of the Change of Control and shall calculate an estimate of the expenses reasonably likely to be incurred by the Trust from the date of calculation until the termination of the Trust including the
         Trustee's fees.  Any such calculation shall be based upon the recommendations of an independent actuary hired by the Company utilizing reasonable actuarial assumptions.  The aggregate of such amounts for the Plans plus such additional amount as the Company reasonably determines to be necessary to pay the anticipated expenses of the Trust including the Trustee's fees is hereinafter referred to as the "Maximum Amount Payable".  The independent actuary shall promptly furnish such calculation to the Company, and the Company shall have the obligation to make contributions to the Trust and shall make contributions to the Trust in cash, within three business


         days of the receipt of such calculation, in an amount equal to the excess (the "Excess"), if any, of the Maximum Amount Payable over the then fair market value of the Trust Assets. As of each subsequent valuation in accordance with Section 1.3 hereof, the independent actuary hired by the Company shall make a similar calculation; and if at any time following a Change of Control a valuation of the Trust Assets occurs pursuant to this Agreement, and it is determined by the independent actuary that an Excess shall exist, the Company shall within three days of notice thereof contribute in cash such amount to the Trust as is necessary to eliminate the Excess."

         2.    The following new Section 4.5 is added to the Agreement:

               "4.5 The Board of Directors of the Company and the Chief Executive Officer of the Company shall each have a duty to inform the Trustee whenever a Change of Control has occurred. If any two Participants notify the Trustee in writing that a Change of Control has occurred, then unless the Trustee receives written notice from the Company that, in the opinion of independent legal counsel to the Company (which opinion may be based on representations of fact as long as counsel does not know that such representations are untrue), such a Change of Control has not occurred, a Change of Control will be deemed to have occurred for purposes of this Agreement."


         3.    Section 6.1 is amended to read as follows:

               "6.1 The Company shall pay any federal, state or local taxes on the Fund, or any part thereof, and on the income therefrom. The reasonable expenses for the management and administration of the Trust Property, including, without limitation, reasonable expenses of counsel and other agents employed by the Trustee and reasonable compensation for its services as Trustee hereunder, may be paid by the Trustee from the Trust Property to the extent not paid by the Company. The compensation of the Trustee shall be agreed upon from time to time by the Company and the Trustee in writing; provided, however, that if the Trustee forwards an amended fee schedule to the Company requesting its agreement thereto and the Company fails to object within thirty (30) days of its receipt, the amended fee schedule shall be deemed to be agreed upon by the Company and the Trustee."

         4. The last sentence of Section 11.4 is amended to read as follows:

         "Subject, nevertheless, to the provisions of this Agreement and to the provisions of the Plans relating to the occurrence of a Change of Control, any such transaction described herein shall not suspend, accelerate or delay the rights of Plan Participants or the beneficiaries of deceased Participants to receive benefits hereunder."

         5.    The following new Article XIII is added to the Agreement:

                                   "ARTICLE XIII

               13.1 For purposes of this Agreement, a "Change of Control" shall mean: (i) the acquisition by any individual, entity or group

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         (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities
         Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either 1) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or 2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this subsection
         (i), the following acquisitions shall not constitute a Change of
         Control: 1) any acquisition directly from the Company, 2) any acquisition by the Company, 3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or 4) any acquisition by any corporation pursuant to a transaction which complies with clauses 1), 2) and 3) of subsection (iii) of this
         Article XIII; or (ii) Individuals who, as of the date hereof, constitute the board of directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the board of directors of the Company (the "Board"); provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, 1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be 2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and 3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were



         members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company."


         6. Except as hereinabove modified and amended, the Agreement, as amended, shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Third amendment to be duly executed and the respective corporate seals to be hereunto affixed as of the date first above written.

   Attest:                                 CONNECTICUT NATURAL GAS CORPORATION


   Barbara Z. Rieck                        By R. L. Babcock
   ------------------------------             --------------------------------
                                              Its  Vice President

   Attest:                                 FLEET BANK, N.A.


   Jean M. Breuler                         By William B. Parent
   ------------------------------             --------------------------------
                                              Its  Vice President

   STATE OF CONNECTICUT    :
                                 :  ss.      Sept. 13,   1995
   COUNTY OF HARTFORD            :

         Personally appeared R.L. Babcock, Vice President, of Connecticut Natural Gas Corporation, signer of the foregoing instrument, and acknowledged the same to be his free act and deed as such Vice President, and the free act and deed of said corporation, before me.


                                       Alfred B. Lawson, Jr.
                                       ---------------------------------
                                       Commissioner of the Superior Court
                                       Notary Public
                                       My Commission Expires:  May 31, 1996

   STATE OF CONNECTICUT    :
                                 :  ss.      Oct 4,      1995
   COUNTY OF HARTFORD       :

         Personally appeared, William B. Parent, Vice President, of Fleet Bank, N.A., as aforesaid, signer of the foregoing instrument, and acknowledged the same to be his free act and deed as such Vice President, and the free act and deed of said corporation, before me.


                                                          Frances A. Maslona
                                       ---------------------------------------
                                       Notary Public
                                       My Commission Expires:  Apr. 30, 1999


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